Exhibit 99.1

CMS Energy Announces Strong 2022 Results for the 20th Consecutive Year and Raises 2023 Adjusted EPS Guidance

JACKSON, Mich., Feb. 2, 2023 – CMS Energy announced today reported earnings per share of $2.85 for 2022, compared to $4.66 per share for 2021. The company’s adjusted earnings per share for 2022 were $2.89, compared to $2.65 for 2021. CMS Energy also announced the increase of its annual dividend by 11 cents per share to $1.95 for 2023.

CMS Energy raised its 2023 adjusted earnings guidance to $3.06 to $3.12 per share, from $3.05 to $3.11 per share* (*See below for important information about non-GAAP measures) and reaffirmed long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end of the adjusted EPS growth range.

“CMS Energy has delivered two decades of industry leading financial performance and our strong results in 2022 have positioned the company well for 2023,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “Our commitment remains steadfast to our customers, communities and investors as we deliver across the triple bottom line.”

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

# # #

CMS Energy will hold a webcast to discuss its 2022 year-end results and provide a business and financial outlook on Thursday, February 2 at 9:30 a.m. (EST). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments recognized in net income related to NorthStar Clean Energy’s interest expense, or other items. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21
Operating revenue	$2,278	$2,033	$8,596	$7,329
Operating expenses	2,007	1,829	7,372	6,183
Operating Income	271	204	1,224	1,146
Other income	52	41	197	177
Interest charges	139	126	519	500
Income Before Income Taxes	184	119	902	823
Income tax expense	21	5	93	95
Income From Continuing Operations	163	114	809	728
Income from discontinued operations, net of tax	-	520	4	602
Net Income	163	634	813	1,330
Loss attributable to noncontrolling interests	(8)	(5)	(24)	(23)
Net Income Attributable to CMS Energy	171	639	837	1,353
Preferred stock dividends	3	2	10	5
Net Income Available to Common Stockholders	$168	$637	$827	$1,348
Diluted Earnings Per Average Common Share
Income from continuing operations per average common share available to common stockholders	$0.58	$0.40	$2.84	$2.58
Income from discontinued operations per average common share available to common stockholders	-	1.80	0.01	2.08
Diluted earnings per average common share	$0.58	$2.20	$2.85	$4.66

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	12/31/22	12/31/21
Assets
Current assets
Cash and cash equivalents	$164	$452
Restricted cash and cash equivalents	18	24
Other current assets	3,251	2,151
Total current assets	3,433	2,627
Non-current assets
Plant, property, and equipment	22,713	22,352
Other non-current assets	5,207	3,774
Total Assets	$31,353	$28,753

Liabilities and Equity
Current liabilities (1)	$1,866	$1,822
Non-current liabilities (1)	7,583	7,269
Capitalization
Debt and finance leases (excluding securitization debt) (2)
Debt and finance leases (excluding non-recourse and securitization debt)	14,139	12,200
Non-recourse debt	-	76
Total debt and finance leases (excluding securitization debt)	14,139	12,276
Preferred stock and securities	224	224
Noncontrolling interests	580	557
Common stockholders’ equity	6,791	6,407
Total capitalization (excluding securitization debt)	21,734	19,464
Securitization debt (2)	170	198
Total Liabilities and Equity	$31,353	$28,753

(1) Excludes debt and finance leases.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Twelve Months Ended
	12/31/22	12/31/21
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$476	$185
Net cash provided by operating activities	855	1,819
Net cash used in investing activities	(2,476)	(1,233)
Cash flows from operating and investing activities	(1,621)	586
Net cash provided by (used in) financing activities	1,327	(295)
Total Cash Flows	$(294)	$291
End of Period Cash and Cash Equivalents, Including Restricted Amounts	$182	$476

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21
Net Income Available to Common Stockholders	$168	$637	$827	$1,348
Reconciling items:
Disposal of discontinued operations gain	-	(665)	(5)	(657)
Tax impact	-	145	1	143
Discontinued operations income	-	-	-	(115)
Tax impact	-	-	-	27
Other exclusions from adjusted earnings**	9	*	8	(1)
Tax impact	(2)	(*)	(2)	*
Loss on fleet impairment	-	29	-	29
Tax impact	-	(7)	-	(7)
Voluntary separation program	1	-	12	-
Tax impact	(*)	-	(3)	-
Adjusted net income – non-GAAP	$176	$139	$838	$767

Average Common Shares Outstanding - Diluted	290.1	289.7	290.0	289.5

Diluted Earnings Per Average Common Share
Reported net income per share	$0.58	$2.20	$2.85	$4.66
Reconciling items:
Disposal of discontinued operations gain	-	(2.30)	(0.01)	(2.27)
Tax impact	-	0.50	*	0.49
Discontinued operations income	-	-	-	(0.39)
Tax impact	-	-	-	0.09
Other exclusions from adjusted earnings**	0.03	*	0.03	(*)
Tax impact	(0.01)	(*)	(0.01)	*
Loss on fleet impairment	-	0.10	-	0.10
Tax impact	-	(0.03)	-	(0.03)
Voluntary separation program	*	-	0.04	-
Tax impact	(*)	-	(0.01)	-
Adjusted net income per share – non-GAAP	$0.60	$0.47	$2.89	$2.65

*	Less than $0.5 million or $0.01 per share.
**	Includes restructuring costs, business optimization initiative, and unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy’s interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the Company uses adjusted earnings to measure and assess performance. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy’s interest expense, or other items. The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.